                                                                     EXHIBIT 2.2

                             FIRST AMENDMENT TO

               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



     THIS FIRST AMENDMENT (the "AMENDMENT") TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "AGREEMENT") dated as of June 5, 1997, by and among THE INDUS GROUP, INC., a California corporation ("INDUS"), INDUS/TSW, INC., a Delaware corporation ("INDUS/TSW"), and TSW International, Inc., a Georgia corporation ("TSW") is entered into as of July 21, 1997. All capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Agreement.

                                  RECITALS
                                  --------

     A. The parties entered into the Agreement which provides for the formation of one California corporation and one Georgia corporation (collectively, the "Subs"), as wholly-owned subsidiaries of Newco, and the statutory merger of one Sub with and into INDUS and the other Sub with and into TSW, all pursuant to the terms and conditions of the Agreement and the Agreements of Merger to be entered into between the one Sub and INDUS and the other Sub and TSW.

     B. The parties wish to amend the Agreement to eliminate the additional obligations of Warburg and Felton to restrict the disposition of TSW Common Stock and Indus Common Stock, respectively, or Newco Common Stock received in exchange therefore until 180 days after the effective time.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   That the last sentence of Sections 4.5(a) and 5.5(a) be deleted.

     2. All other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


THE INDUS GROUP, INC.                       TSW INTERNATIONAL, INC.
a California Corporation                    a Georgia corporation



By: /s/ Robert W. Felton                    By: /s/ John F. Bartels
   -------------------------------------        -------------------------------
   Name:  Robert W. Felton                      Name: John F. Bartels
   Title: President                             Title:  Chief Financial Officer
          and Chief Executive Officer


INDUS/TSW, INC.
a Delaware corporation


By:  /s/ Robert W. Felton
     ------------------------------------------------
     Name:  Robert W. Felton
     Title: President and Chief Executive Officer



                        [Signature Page to Amendment]

                                     -2-